Exhibit 10.17

FIRST AMENDMENT TO LEASE

Domain Gateway I, LP,

Landlord,

and

OneWest Bank, FSB,

Tenant

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is entered into by and between Domain Gateway 1, LP, a Texas limited partnership (“Landlord”) and OneWest Bank, FSB, a Federally Chartered Savings Bank (“Tenant”) and is as follows:

RECITALS

A.         Landlord and Tenant entered into that certain “Lease” with a Lease Reference Date of April 9, 2009 (the “Existing Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord approximately l73,962 square feet of office space comprising Suite Nos. 100, 200, 300, 400 and 500 in the building located at 2900 Esperanza Crossing, Austin, Texas 78758 (the “Premises”); and

B.         Landlord and Tenant now mutually desire, pursuant to this First Amendment to make certain modifications to the Existing Lease and to enter into certain additional agreements, all as set forth below in this First Amendment; and

C.         The Existing Lease, as amended by this First Amendment, is referred to in this First Amendment as the “Amended Lease”:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this First Amendment and in the Existing Lease, Landlord and Tenant hereby covenant and agree as follows:

1.         Defined Terms. All terms defined in the Existing Lease and delineated in this First Amendment by initial capital letters shall have the same meanings in this First Amendment as are ascribed to such terms in the Existing Lease, except to the extent that the meaning of any such term is specifically modified by the provisions of this First Amendment. Terms not defined in the Existing Lease but defined in this First Amendment will, when delineated with initial capital letters, have the meanings ascribed to such terms in this First Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

2.         Security Deposit. Landlord hereby releases Tenant from the obligation to post the $489,992.96 cash component of the Security Deposit referenced in the Existing Lease. The letter of credit which Tenant is required to post under the Existing Lease is referred to in the Existing Lease and also in this First Amendment as the “Letter of Credit”. Tenant has caused the Federal Home Loan Bank of San Francisco to issue to Landlord a $7,500,000.00 irrevocable letter of credit in the form of Exhibit “H” attached to this First Amendment and Landlord has accepted this letter of credit as the “Letter of Credit” under the Amended Lease. The term “Security Deposit”, as utilized in the Existing Lease, is hereby amended to refer to: (a) the Letter of Credit; and (b) any sums drawn by Landlord under the Letter of Credit. Exhibit “H” attached to the Existing Lease is hereby amended, superseded and replaced in its entirety with Exhibit “H” attached to this First Amendment and Article 5 of the Existing Lease is hereby amended, superseded and replaced in its entirety with the following:

   5.         SECURITY DEPOSIT.

  5.1        The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. Upon the occurrence of an “Event of Default” (hereinafter defined), Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within ten (10) days after written demand therefor, deposit with Landlord cash or other readily available funds in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall be

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required to keep the Security Deposit separate from its general funds, but Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after termination of this Lease.

5.2        Upon the occurrence of an Event of Default, Landlord may draw the full amount of the Letter of Credit and apply the funds received by Landlord (the “Drawn Funds”) toward the payment of any amount owed by Tenant under this Lease. Thereafter, any remaining Drawn Funds shall be held by Landlord as a cash Security Deposit and Tenant shall, within ten (10) days after written demand therefor, deposit with Landlord cash or other readily available funds in an amount equal to the funds expended by Landlord out of the Drawn Funds, so as to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Provided Landlord has not terminated this Lease or Tenant’s right to possession of the Leased Premises and provided Tenant has cured each Event of Default under this Lease, then, in the alternative. Tenant may provide Landlord with a new Letter of Credit (in the same form as the initial Letter of Credit from the issuer of the initial Letter of Credit and in the amount then required under this Lease) and upon receipt of the new Letter of Credit, Landlord shall pay the portion of the Drawn Funds not applied under this Section 5.2 to Tenant or to Tenant’s lender, as directed by Tenant. Partial and multiple drawings are permitted under the Letter of Credit.

5.3        The initial one hundred twenty (120) month Term of this Lease is sometimes referred to in this Lease as the “initial Term”. During the first thirty-six (36) months of the Initial Term, the amount of the Letter of Credit will remain at Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00). Thereafter, provided Tenant is in compliance with the “Financial Benchmark” (hereinafter defined) and is not in default of any of its obligations under this Lease, then on each applicable reduction date, the amount of the Letter of Credit will be reduced by Nine Hundred Thirty-Seven Thousand Five Hundred and No/100 Dollars ($937,500.00) on the final day of the thirty-sixth (36th) month of the Initial Term and on the final day of each subsequent twelve (12) month period during the Initial Term; provided, however, if a reduction is prevented because of a default by Tenant which is covered by Section 18.1.1 or Section 18.1.2 of this Lease and Tenant cures the default before it becomes an Event of Default, then the reduction will occur after Tenant cures the default. Finally, if Tenant does not exercise either of the Downsizing Options available to Tenant under Section 41.6 of this Lease, then the Letter of Credit will be returned to Tenant after the expiration of the notice period for Tenant’s exercise of the second Downsizing Option in month 87 of the Term. For purposes hereof, the “Financial Benchmark” shall mean that Tenant shall maintain a minimum tangible net worth of at least One Billion and No/100 Dollars ($1,000,000,000.00) as demonstrated by Tenant to Landlord’s reasonable satisfaction.

5.4        If the issuer of the Letter of Credit is placed into receivership or if at any time the issuer of the Letter of Credit does not satisfy the Financial Benchmark, then Landlord may deliver a written notice to Tenant demanding that the Letter of Credit be replaced by a new Letter of Credit drafted on similar form or other form reasonably acceptable to Landlord and issued by a financial institution which meets the Financial Benchmark and is reasonably acceptable to Landlord. Thereafter, Tenant will cause the Letter of Credit to be replaced in the manner reasonably required by Landlord, within thirty (30) days after the delivery of Landlord’s notice to Tenant. If Tenant fails to replace the Letter of Credit in the manner required hereunder within such thirty (30) day period, then (notwithstanding any provision in Section 18.1.2 or elsewhere in this Lease to the contrary) an Event of Default on the part of Tenant shall be deemed to have occurred under this Lease and Landlord will be entitled to immediately draw upon the Letter of Credit.

5.5        Tenant acknowledges and agrees that Landlord is incurring certain “Up Front Costs” (as defined in Section 19.3 below) and, but for the agreements of Tenant in this Lease, (including without limitation, the agreement of Tenant to post the Security Deposit),

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Landlord would not agree to enter into this Lease. Tenant agrees and acknowledges that no funds drawn from the Security Deposit will be considered or deemed to be an advance payment of rent, liquidated damages, or a limitation on, or measurement of, Landlord’s damages resulting from the occurrence of an Event of Default under this Lease. Landlord may, without prejudice to any other right or remedy under this Lease, use the Security Deposit to: (a) reimburse Landlord for the Up Front Costs Repayment Amount (as defined in Section 19.3 below); (b) pay any arrearages in rent or any other sum owing by Tenant under this Lease; and (c) pay or reimburse Landlord for any other damage, injury, expense or liability of Landlord arising from any Event of Default by Tenant under this Lease. Any sums utilized to reimburse Landlord for the Up Front Costs under item (a) above will be applied against and in reduction of any sums which are paid to or collected by Landlord under items (b) and/or (c) above and all Drawn Funds which are collected by or delivered to Landlord in connection with the Letter of Credit which are in excess of the total amounts of the sums payable under items (b) and/or (c) will be become a cash Security Deposit under this Lease. Thereafter, Landlord will hold and disburse the Drawn Funds under the terms and provisions of this Article 5 and Tenant shall, within ten (10) days after written demand therefor, deposit with Landlord cash or other readily available funds in an amount sufficient to restore the Security Deposit to its full required amount (and Tenant’s failure to do so shall be a material breach of this Lease).

5.6        Subject to the provisions of Section 5.3 above, Tenant shall keep the Letter of Credit in full force and effect until the date which is thirty (30) days after the expiration of the Initial Term. If at any time, the Letter of Credit is not renewed at least thirty (30) days prior to its expiration date or replaced at least thirty (30) days prior to its expiration date with a replacement Letter of Credit in form acceptable to Landlord issued by a financial institution which is acceptable to Landlord and which satisfies the Financial Benchmark, then and in either such event, Landlord may draw the full amount of the Letter of Credit, in which event all of the Drawn Funds will become a cash Security Deposit. Thereafter, provided Landlord has not terminated this Lease or Tenant’s right to possession of the Leased Premises and provided Tenant has cured each Event of Default under this Lease, Tenant may provide Landlord with a new Letter of Credit in the amount then required under this Lease which is in form reasonably acceptable to Landlord and is issued by a financial institution reasonably satisfactory to Landlord which satisfies the Financial Benchmark. Upon receipt of a new Letter of Credit which satisfies all of the foregoing requirements, Landlord shall pay the portion of the Drawn Funds not applied under the terms of this Article 5 to Tenant or to Tenant’s lender, as directed by Tenant.

3.         Subordination, Non-Disturbance and Attornment Agreement. Landlord, Tenant and Landlord’s lender are, concurrently with the execution of this First Amendment, executing and delivering a Subordination, Non- Disturbance and Attornment Agreement in the form of Exhibit “D” attached to this First Amendment and incorporated herein by reference, Exhibit “D” attached to the Existing Lease is hereby amended, superseded and replaced in its entirety with Exhibit “D” attached to this First Amendment and all references in the Existing Lease to the “SNDA” shall mean and refer to the Subordination, Non-Disturbance and Attornment Agreement executed by Landlord, Tenant and Landlord’s lender in the form of Exhibit “D” attached to this First Amendment. Section 15 of the Existing Lease is hereby eliminated from the Existing Lease in its entirety.

4.         Building Two ROFO. Tenant acknowledges receipt of the right of first offer from RREEF Domain, L.P., a full and complete copy of which is attached to this First Amendment as Exhibit “I” and is incorporated herein by reference. Exhibit “I” attached to the Existing Lease is hereby amended, superseded and replaced in its entirety with Exhibit “I” attached to this First Amendment and all references in the Existing Lease to the “ROFO” shall mean and refer to the instrument attached to this First Amendment as Exhibit “I”.

5.         Landlord Letter of Credit.

 a.        If Tenant exercises the Expansion Building Expansion Option under Section 41.9 of the Existing Lease and Landlord and Tenant enter into the Expansion Building Lease Agreement under the terms of Section 41.9.4 of the Existing Lease, then Landlord will, within ten (10) days after the execution and delivery of the Expansion Building Lease Agreement, cause to be delivered to Tenant an irrevocable

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letter of credit securing Landlord’s obligations under Sections 41.9.6.1 and 41.9.6.2 of the Existing Lease (the “Landlord Letter of Credit”). Landlord will have no obligation to deliver the Landlord Letter of Credit until and unless Landlord and Tenant enter into the Expansion Building Lease Agreement. If Landlord fails to deliver the Landlord Letter of credit to Tenant during the 10-day period referenced above, then Tenant may elect to terminate the Expansion Building Lease Agreement if and only if Tenant delivers a written notice of termination to Landlord within thirty (30) days after the expiration of that 10-day period.

 b.        The Landlord Letter of credit must: (i) be issued by a financial institution reasonably acceptable to Tenant which meets the Financial Benchmark; (ii) be in form reasonably acceptable to Tenant; and (iii) be issued for an amount equal to the greater of 1,000,000.00 or the product of the number of square feet of floor area in the Expansion Building Expansion Space multiplied by $15.40.

 c.        If: (i) Landlord fails to meet Test A, (ii) Landlord fails to pay Tenant the liquidated damages which are payable to Tenant under Section 41.9.6.1 of the Existing Lease and (iii) Tenant’s right to offset those liquidated damages against amounts thereafter coming due under the Amended Lease is not available to Tenant due to a foreclosure of liens against the Building, then Tenant will have the right to draw upon the Landlord Letter of Credit in an amount equal to any unpaid portion of the liquidated damages then payable by Landlord to Tenant under Section 41.9.6.1 of the Existing Lease. If all of the conditions listed in the immediately preceding sentence are not met, then Tenant will have no right under this Section 5.c. to draw any funds under the Landlord Letter of Credit.

 d.        If: (i) Landlord fails to meet Test B and (ii) the abatement of amounts payable under the Existing Lease provided for in Section 41.9.6.2 of the Existing Lease is not available to Tenant due to a foreclosure of liens against the Building, then Tenant will have the right, from time to time, to draw against the Landlord Letter of Credit in amounts equal to the abatements which would otherwise be available to Tenant under Section 41.9.6.2 of the Existing Lease. If all of the conditions set out in the immediately preceding sentence are not met, then Tenant will have no right under this Section 5.d. to draw any funds under the Landlord Letter of Credit.

 e.        If the issuer of the Landlord Letter of Credit is placed into receivership or if at any time the issuer of the Landlord Letter of Credit does not satisfy the Financial Benchmark, then Tenant may deliver a written notice to Landlord demanding that the Landlord Letter of Credit be replaced by a new Landlord Letter of Credit drafted on similar form or other form reasonably acceptable to Tenant and issued by a financial institution which meets the Financial Benchmark and is reasonably acceptable to Tenant. Thereafter, Landlord will cause the Landlord Letter of Credit to be replaced in the manner reasonably required by Tenant, within thirty (30) days after the delivery of Tenant’s notice to Landlord. If Landlord fails to replace the Landlord Letter of Credit in the manner required hereunder within such thirty (30) day period, then (notwithstanding any provision in Section 50.1 or elsewhere in this Lease to the contrary) a default on the part of Landlord shall be deemed to have occurred under this Lease and Tenant will be entitled to immediately draw upon the Landlord Letter of Credit.

 f.        Subject to the provisions of Sections 5(g) and 5(h) below, Landlord shall keep the Landlord Letter of Credit in full force and effect until Test A and Test B have both been met. If at any time, the Landlord Letter of Credit is not renewed at least thirty (30) days prior to its expiration date or replaced at least thirty (30) days prior to its expiration date with a replacement Landlord Letter of Credit in form acceptable to Tenant issued by a financial institution which is acceptable to Tenant and which satisfies the Financial Benchmark, then and in either such event, Tenant may draw the full amount of the Landlord Letter of Credit. If Tenant draws on the Landlord Letter of Credit and if Tenant has not terminated this Lease and Landlord has cured each default on the part of Landlord under this Lease, then Landlord may provide Tenant with a new Landlord Letter of Credit in the amount then required under this Lease which is in form reasonably acceptable to Tenant and is issued by a financial institution reasonably satisfactory to Tenant which satisfies the Financial Benchmark. Upon receipt of a new Landlord Letter of Credit which satisfies all of the foregoing requirements, Tenant shall pay the portion of the funds drawn under the Landlord Letter of Credit which have not been applied under Section 5(c) or 5(d) of this First Amendment to Landlord or to Landlord’s lender, as directed by Landlord.

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  g.        After Landlord satisfies Test A under Section 41.9.6 of the Existing Lease, the amount of the Letter of Credit will be reduced to an amount equal to the product of the number of rentable square feet of floor space within the Expansion Building Expansion Space multiplied by $15.40, if such amount is less than $1,000,000.00.

  h.        The Landlord Letter of Credit shall be returned to Landlord upon the first to occur of the following events: (i) Landlord’s failure to meet Test A and Tenant’s receipt of all sums payable to Tenant as a result of such failure (whether through payment of liquidated damages by Landlord or an offset against sums owing under the Existing Lease as allowed under Section 41.9.6.1 of the Existing Lease, or otherwise); (ii) Landlord’s failure to meet Test B and Tenant’s receipt of all sums payable to Tenant as a result of such failure (whether by Tenant’s receipt of abatements against sums owing under the Existing Lease as allowed under Section 41.9.6.2 of the Existing Lease, or otherwise); or (iii) Landlord’s satisfaction of both Test A and Test B.

  i.        If Tenant draws any funds under the Landlord Letter of Credit, then any remaining funds which have not been applied by Tenant under Section 5(c) or 5(d) of this First Amendment shall be returned to Landlord upon the first to occur of the events listed in subparts (i), (ii) or (iii) of Section 5(h) of this First Amendment.

6.        Effect of Amendment. Except as specifically amended by the provisions of this First Amendment, the terms and provisions stated in the Existing Lease shall continue to govern the rights and obligations of Landlord and Tenant thereunder, and all provisions and covenants of the Existing Lease, as amended hereby, shall remain in full force and effect. The terms of and provisions of the Existing Lease, as amended by this First Amendment, are hereby ratified and confirmed, and this First Amendment and the Existing Lease shall be construed as one instrument. In that regard, this First Amendment and the Existing Lease, including all exhibits to such documents, constitute the entire agreement between the parties relative to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith. In the event of any inconsistency, the terms and provisions of this First Amendment shall control over and modify the terms and provisions of the Existing Lease.

7.        Execution. To facilitate execution, this First Amendment may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties be contained in any one counterpart hereof. Additionally, Landlord and Tenant hereby covenant and agree that, for purposes of facilitating the execution of this First Amendment: (a) the signature pages taken from separate individually executed counterparts of this First Amendment may be combined to form multiple fully executed counterparts; and (b) a facsimile signature or a signature delivered by electronic mail shall be deemed to be an original signature for all purposes. All executed counterparts of this First Amendment shall be deemed to be originals, but all such counterparts, when taken together, shall constitute one and the same agreement.

EXECUTED by Landlord and Tenant on the counterpart signature pages attached hereto, each to be effective as of April 20, 2009.

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COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO

FIRST AMENDMENT TO LEASE

BY AND BETWEEN DOMAIN GATEWAY I, LP (“LANDLORD”)

AND ONEWEST BANK, FSB (“TENANT”)

Executed by the undersigned on the date set forth hereinbelow, to be effective as of April 20, 2009.

LANDLORD:	DOMAIN GATEWAY I,LP, a Texas limited partnership

	By:	RREEF DOMAIN GP, LLC, a Delaware limited liability company, its General Partner

		By:	/s/ Michael J. Dunigan
		Printed Name:		Michael J. Dunigan
		Title:	Ass’t Vice President

			Date:	April 20, 2009

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COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO

FIRST AMENDMENT TO LEASE

BY AND BETWEEN DOMAIN GATEWAY I, LP (“LANDLORD”)

AND ONEWEST BANK, FSB (“TENANT”)

Executed by the undersigned on the date set forth hereinbelow, to be effective as of April 20, 2009.

TENANT:	ONEWEST BANK, FSB, a Federally Chartered Savings Bank

	By:	/s/ Kennith R Horner
	Printed	Name:	Ken Horner
	Title:	EVP

		Date:	April 20, 2009

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EXHIBIT “D”

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) dated as of the 20th day of April, 2009 between NATIONAL CITY BANK, a national banking association (“Lender”), and ONEWEST BANK, FSB, a federally chartered savings bank (“Tenant”).

RECITALS:

A.         Tenant has entered into a Lease dated April 9, 2009, as amended by First Amendment to Lease dated effective as of the same date as the date of this Agreement (the “Lease”) with DOMAIN GATEWAY I, LP, a Texas limited partnership (“Landlord”) covering certain premises more fully described in the Lease (the “Premises”), which Premises are located at 2900 Esperanza Crossing in the City of Austin, Texas 78758 and legally described on Exhibit “A”, attached hereto and made a part hereof (the “Property”);

B.         Lender has made a loan to Landlord secured by a Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement on the Property (the “Security Instrument”); and

C.         Tenant has agreed to the subordination of the Lease to the Security Instrument on the condition that it is assured of continued occupancy of the Premises under the terms of the Lease and this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

1.          The Lease and all estates, rights, options, liens and charges therein contained or created under the Lease are and shall be subject and subordinate to the lien and effect of the Security instrument insofar as it affects the real and personal property (excluding any personal property owned by Tenant) of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances made or to be made thereunder, to the full extent of amounts secured thereby and interest thereon.

2.          In the event Lender takes possession of the Property, as mortgagee-in-possession or otherwise, or forecloses the Security Instrument or otherwise causes the Property to be sold pursuant to the Security Instrument, Lender agrees not to affect, terminate or disturb Tenant’s right to quiet enjoyment and possession of the Premises under the terms of the Lease or any of Tenant’s other rights under the Lease in the exercise of Lender’s rights under the Security Instrument so long as Tenant is not then in default under any of the terms, covenants or conditions of the Lease or this Agreement (beyond any applicable grace or cure period set forth in the Lease).

3.       In the event that Lender succeeds to the interest of the Landlord under the Lease and/or Landlord’s fee title to the Property, or if anyone else acquires title to or the right to possession of the Property upon the foreclosure of the Security Instrument or by other sale pursuant to the Security Instrument, or upon the sale of the Property by Lender or its successors or assigns after foreclosure or other sale pursuant to the Security Instrument or acquisition of title in lieu thereof or otherwise, Lender or its successors or assigns or the then owner of Landlord’s fee title to the Property after foreclosure or other sale pursuant to the Security Instrument (hereinafter collectively referred to in this paragraph as “Successor Landlord”) and Tenant hereby agree to recognize one another as landlord and tenant, respectively, under the Lease and to be bound to one another under all of the terms, covenants and conditions of the Lease, and Successor Landlord shall assume all of the obligations of the Landlord under the Lease; provided, however, Tenant shall be under no obligation to pay rent to Successor Landlord until Tenant receives written notice from Successor Landlord that Landlord is in default under the Loan or that Successor Landlord has succeeded to the interests of Landlord under the Lease. Accordingly, from and after such event, Successor Landlord and Tenant shall have the same remedies against each other for the breach of an agreement contained in the Lease as Tenant and Landlord had before Successor Landlord succeeded to the interest of the Landlord; provided, however, that Successor Landlord shall not be:

(a)         liable for any act or omission of any prior landlord (including Landlord) unless the act or omission is of a continuing nature and Successor Landlord has been given written notice thereof pursuant to Paragraph 5(b) of this Agreement and a reasonable opportunity to cure the same; or

(b)         subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord), except for offsets and defenses expressly provided for in the Lease; or

(c)         bound by any rent or additional rent that Tenant might have paid for more than one month in advance to any prior landlord (including Landlord) unless such rent or additional rent was actually received by Successor Landlord provided that this clause shall not prevent or limit the reconciliation of operating expenses and taxes under the express terms of the Lease; or

(d)         bound by any amendment or modification of the Lease made after the date of this Agreement (i) without Lender’s prior written consent, and (ii) that would reduce the rent payable under the Lease or the term thereunder or would reduce the size of the Premises or would otherwise have a material adverse effect on the economic benefits or legal rights inuring to Landlord under the Lease, except in all cases for any amendment, modification, assignment or sublease that is expressly provided for under the Lease (any such amendment described in (i) or (ii) being referred to as a “Prohibited Amendment”); or

(e)         liable for return of any security deposit except to the extent it has been received by the Successor Landlord and not applied pursuant to the terms of the Lease; or

(f)         obligated to perform any of Landlord’s obligations under Section 41.9 of the Lease or to recognize or allow any of Tenant’s offset and rent abatement rights provided under Sections 41.9.6.1 and 41.9.6.2 of the Lease.

4.       Although the foregoing provisions of this Agreement shall be self-operative, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn, such other instrument or instruments as Lender or such other person shall from time to time reasonably request in order to confirm such provision.

5.       Tenant hereby warrants and represents, covenants and agrees to and with Lender:

 (a)        not to alter or modify the Lease in any respect that would constitute a Prohibited Amendment without prior written consent of Lender which shall not be unreasonably withheld;

 (b)        to deliver to Lender at the address indicated above a duplicate of each notice of default delivered to Landlord at the same time as such notice is given to Landlord;

 (c)        that Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter transfer the Lease except as permitted by the terms thereof;

 (d)        not to seek to terminate the Lease by reason of any default of Landlord without prior written notice thereof to Lender and the lapse thereafter of such time as under the Lease was offered to Landlord in which to remedy the default, and the lapse of thirty (30) days after the expiration of such time as Landlord was permitted to cure such default;

 (e)        not to pay any rent or other sums due or to become due under the Lease more than thirty (30) days in advance of the date on which the same are due or to become due under the Lease, provided that this clause shall not prevent or limit the reconciliation of operating expenses and taxes under the terms of the Lease;

 (f)        to certify promptly in writing to Lender in connection with any proposed assignment of the Security Instrument, whether or not to the actual knowledge of Tenant any default on the part of Landlord then exists under the Lease beyond any applicable grace or cure period; and

 (g)        upon receipt from Lender of notice of any default by Landlord under the Security Instrument, to pay to Lender directly all rent and other sums due under the Lease.

6.         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

7.         This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

8.         To facilitate execution, this Agreement may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties be contained in any one counterpart hereof. Additionally, Lender and Tenant hereby covenant and agree that, for purposes of facilitating the execution of this Agreement: (a) the signature pages taken from separate individually executed counterparts of this Agreement may be combined to form multiple fully executed counterparts; and (b) a facsimile signature or a signature delivered by electronic mail shall be deemed to be an original signature for all purposes. All executed counterparts of this Agreement shall be deemed to be originals, but all such counterparts, when taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance and Attornment Agreement on the counterpart signature pages attached hereto as of the date first above written.

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

BY AND BETWEEN NATIONAL CITY BANK (“LENDER”)

AND ONEWEST BANK, FSB (“TENANT”)

Executed by the undersigned on the date set forth hereinbelow, to be effective as of April 20, 2009.

LENDER:	NATIONAL CITY BANK, a national banking association

By:
Print Name:
Its:

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

BY AND BETWEEN NATIONAL CITY BANK (“LENDER”)

AND ONEWEST BANK, FSB (“TENANT”)

Executed by the undersigned on the date set forth hereinbelow, to be effective as of April 20, 2009.

TENANT:	ONEWEST BANK, FSB, a federally chartered savings bank

By:
Print Name:
Its:

AGREEMENT BY LANDLORD

Landlord, as the Grantor under the Security Instrument, agrees for itself and for its successors and assigns that: (i) the foregoing Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) does not constitute a waiver or partial waiver by Lender of any of its rights under the Security Instrument; (ii) the Agreement does not in any way release Landlord from its obligations to comply with every term, provision, condition, covenant, agreement, representation, warranty and obligation of the Security Instrument, and that each of same remain in full force and effect and must be complied with by the Landlord thereunder; and (iii) any payment made by Tenant to Lender pursuant to Lenders’ request or demand shall be treated as a payment of amounts due Landlord under the Lease and Tenant shall be entitled to make those payments to Lender notwithstanding any contrary direction by Landlord.

Dated this              day of                     , 2009.

LANDLORD:	DOMAIN GATEWAY I, LP, a Texas limited partnership

	By:	RREEF DOMAIN GP, LLC, a Delaware limited liability company, its General Partner

By:
Print Name:
Its:

LENDER ACKNOWLEDGMENT

STATE OF	)
	)	SS.
COUNTY OF	)

I,                                                              , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                                                              , the                                          of NATIONAL CITY BANK, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said Bank, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this          day of                                 , 2009.

Notary Public My Commission Expires: , 200

TENANT ACKNOWLEDGMENT

STATE OF	)
	)	SS.
COUNTY OF	)

I,                                                              , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                                                              , the                                          of ONEWEST BANK, FSB, a federally chartered savings bank, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said                         , for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this          day of                                 , 2009.

Notary Public My Commission Expires: , 200

LANDLORD ACKNOWLEDGMENT

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

I,                                                              , a Notary Public in and for said County, in the State aforesaid, do hereby certify, that                                                              , the                                                               of RREEF DOMAIN GP, LLC, a Delaware limited liability company, the general partner of DOMAIN GATEWAY I, LP, a Texas limited partnership, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                                         , appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said                              in its capacity as                              of DOMAIN GATEWAY I, LP, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this          day of                                 , 2009.

Notary Public My Commission Expires: , 200

This instrument was prepared by and after recording return to:

Andrew M. Sachs, Esq.,

ROBBINS, SALOMON & PATT, LTD.

25 East Washington Street,

Suite 1000

Chicago, Illinois 60602

(312)782-9000

EXHIBIT “A”

Lot 2-A2, Block A, Resubdivision of Lot 2-A, Block A, Resubdivision of Lot 2, Block A, Domain Section 2 Subdivision, a subdivision in Travis County, Texas, according to the map or plat recorded as Document No. 200700336, in the Official Public Records of Travis County, Texas.

D-A-1

EXHIBIT “H”

LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT

Date:	April , 2009
No:	2009-__

Domain Gateway I, LP, a Texas limited partnership

c/o RREEF

1406 Halsey Way, Suite 110

Carrollton, TX 75007

Attention: Mr. Joseph D. Akers

Greetings:

At the request and for the account of our customer, OneWest Bank, FSB, Pasadena, California (the “Member”), we (the “Bank”) hereby establish this Irrevocable Standby Letter of Credit (the “Letter of Credit”) in favor of Domain Gateway I, LP, a Texas limited partnership (the “Beneficiary”). Subject to the terms and conditions herein, this Letter of Credit authorizes you to draw on us an amount not exceeding $7,500,000 (the “Credit Amount”). The Credit Amount shall be automatically reduced without reinstatement as of the date and by the amount of any demand for payment honored by the Bank under this Letter of Credit. The Credit Amount shall also be reduced upon the Bank’s receipt of your certificate in the form of Annex B (“Reduction Certificate”) to the amount stated in the Reduction Certificate. The Credit Amount shall not be reduced except as described in the preceding sentences without your written consent. Partial and multiple drawings are permitted.

This Letter of Credit will expire at 4:00 p.m., California time, on the date (the “Expiration Date”) that is the earliest of: (i) April    , 2019; (ii) the date the Credit Amount is reduced to $0; or (iii) the date you surrender this Letter of Credit to the Bank for cancellation.

Subject to the other provisions of this Letter of Credit, you may demand payment under this Letter of Credit at or before 10:30 a.m., California time, on or before the Expiration Date by presenting your certificate in the form of Annex A, prepared in the form of a letter on your letterhead, signed by your authorized officer, with the blanks appropriately completed (the “Certification”), delivered: (i) by hand deliver, or by U.S. mail, certified with return receipt requested or by Federal Express or other nationally recognized overnight courier to the Bank at 600 California Street, San Francisco, California 94108, Attention: Portfolio Operations/Letters of Credit (or such other address in California as the Bank may provide); or (ii) by confirmed facsimile transmission to (415) 395-9953 (or such other number as the Bank may provide). The Bank requests, but does not require, that you provide notice by telephone at (415) 616-2720 (or such other number as the Bank may provide) prior to or concurrent with delivery of the documents; failure of Beneficiary to provide such telephone notice shall not impede its right to demand payment as provided in this Letter of Credit, or affect or condition the obligations of the Bank under this Letter of Credit. All payments under this Letter of Credit will be made with funds of the Bank and not from funds of the Member.

The Bank will honor a Certification presented in full compliance with the terms of this Letter of Credit (a “Drawing”) at or before 10:30 a.m., California time, on a Business Day by making payment to you, in immediately available funds, of the Drawing amount specified in the Certification (up to the Credit Amount in effect on that Business day) no later than 2:30 p.m. on the same Business Day. Documents received after 10:30 a.m., California time, will be deemed to have been received before 10:30 a.m. on the next Business Day. As used in this Letter of Credit, a “Business Day” is any day on which the Bank is open for business.

Upon honoring a Drawing under this Letter of Credit, the Bank’s obligations in respect of the Drawing are discharged and the Bank will have no further obligations with respect to the Drawing. If you make a demand for payment under this Letter of Credit that does not conform, in any instance, to the terms of this Letter of Credit, we will attempt to give you prompt notice that the purported demand does not conform with the terms of the Letter of Credit and we will hold the documents at your disposal or return them to you, at our option. You may attempt to correct your nonconforming demand for payment if, and to the extent that, you are entitled (without regard to the provisions of this sentence) and able to do so. Any correction or resubmission of your demand for payment will be considered a new demand.

By honoring a Drawing under this Letter of Credit, we make no representation as to the correctness of the amount of the Drawing, the authority of any person signing on your behalf or your representations on the Certification.

This Letter of Credit will be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500 (the “Uniform Customs and Practice”), and, to the extent not inconsistent with the Uniform Customs and Practice, the laws of the State of California. Notwithstanding anything in Article 17 of the Uniform Customs and Practice to the contrary, if you may properly draw on this Letter of Credit prior to the Expiration Date during an interruption of business as described in said Article, then the Bank shall be specifically authorized and agrees to effect payment in accordance with such drawing, so long as this Letter of Credit is drawn on within three Business Days of the Bank’s written notice to you that the Bank has resumed business.

The Bank will transfer this Letter of Credit to a successor Beneficiary (without any limit on the number of such transfers) if you present the Letter of Credit accompanied by a certificate designating the successor Beneficiary.

This Letter of Credit, including Annexes A and B, sets forth in full our undertaking, which may not be modified, amplified or limited by reference to any document, instrument, or agreement, and any such reference will not be deemed to incorporate by reference any document, instrument or agreement.

Very truly yours,

FEDERAL HOME LOAN BANK
OF SAN FRANCISCO

By:

Title:

By:

Title:

[Beneficiary letterhead]

ANNEX A

CERTIFICATION

Drawn Under

Federal Home Loan Bank of San Francisco

Letter of Credit No. 2009-__

The undersigned, a duly authorized officer of the Beneficiary, certifies as follows to the Federal Home Loan Bank of San Francisco, as issuer of the above-referenced Irrevocable Standby Letter of Credit:

1.         All terms defined in the Letter of Credit are used in this certification with the same meanings.

2.         The Beneficiary is entitled to draw $                                 under the above-referenced Letter of Credit.

3.         Please wire funds as follows:                                                      .

Dated:

Beneficiary:

DOMAIN GATEWAY I, LP, A TEXAS LIMITED
PARTNERSHIP

By:

Title:

H-A-1

[Beneficiary letterhead]

ANNEX B

REDUCTION CERTIFICATE

Federal Home Loan Bank of San Francisco

600 California Street

San Francisco, CA 94108

Attention: Portfolio Operations/ Letters of Credit

Re:	Federal Home Loan Bank of San Francisco Standby Letter of Credit No. 2009-

Ladies and Gentlemen:

At the request of Domain Gateway I, LP, a Texas limited partnership, the Beneficiary, please reduce the Credit Amount (as defined in the Letter of Credit) for the above- referenced Letter of Credit to $                    , effective upon your receipt of this letter.

Sincerely,

DOMAIN GATEWAY I, LP, A TEXAS LIMITED PARTNERSHIP

By:
A Duly Authorized Officer

Title:

H-B-1

EXHIBIT “I”

BUILDING TWO ROFO

RREEF DOMAIN LP

c/o Endeavor Real Estate Group, LLC

221 West 6th Street, Suite 1300

Austin, Texas 78701

April 9, 2009

One West Bank, FSB

888 East Walnut Street

Pasadena, CA 91101-5646

Attn: Vice President of Lease Administration

Re:	Right of First Offer to Lease – Domain Bldg. 2

Dear Sir or Madam:

RREEF Domain LP, a Texas limited partnership (“RREEF”) hereby grants to One West Bank, FSB (“OWB”) a right of first offer to lease certain rentable space situated in Domain Building 2 currently occupied by Midway as depicted on Exhibit A hereto (the “ROFO Space”), such right to be exercised in accordance with the following:

1.         lf, on or before the earlier of the substantial completion of the “Expansion Building” (as defined in the OWB Lease) or September 1, 2012, RREEF intends to pursue control of and market the ROFO Space for lease, or the ROFO Space otherwise becomes available for lease by RREEF, RREEF shall so notify OWB (the “ROFO Notice”). The ROFO Notice shall contain the terms and conditions upon which RREEF is willing to offer the ROFO Space for lease to the market. OWB shall notify RREEF within ten (10) days of OWB’s receipt of the ROFO Notice whether it desires to lease the ROFO Space on the terms and conditions set forth in the ROFO Notice. If OWB does not notify RREEF within said 10-day period that it will lease the ROFO Space, OWB shall be deemed to have refused the ROFO Space. Upon any such refusal, OWB shall have no further rights with respect to the ROFO Space in any way, and RREEF shall be free to lease the ROFO Space to any party for any term and upon any terms it desires. If OWB exercises its right of first offer with respect to the ROFO Space, the parties shall, within thirty (30) days after the date of the ROFO Notice, negotiate in good faith in an effort to agree upon the form and content of a lease for the ROFO Space on the terms and conditions specified in the ROFO Notice, provided that if such lease is not fully executed within such 30-day period, OWB shall have no further rights with respect to the ROFO Space.

2.         OWB’s right of first offer granted under this letter agreement is subject to the conditions that, on the date the ROFO Notice is required to be given: (1) that certain Lease dated April 9, 2009, by and between Domain Gateway I, LP, as “Landlord” and OWB, as “Tenant” (the “OWB Lease”) in full force and effect, (ii) OWB is not in default under the OWB Lease after the expiration of any applicable notice and cure periods, and (iii) OWB shall not have assigned the OWB Lease.

I-1

If the foregoing terms accurately set forth our agreement, please execute and return a counterpart of this letter.

Sincerely,

RREEF DOMAIN LP, a Texas limited partnership

By:	RREEF Domain GP, LLC a Delaware Limited Liability Company

	By:	/s/ Michael J. Dunigan
	Name:	MICHAEL J. DUNIGAN
	Title:	ASSISTANT VICE PRESIDENT

ACCEPTED AND AGREED TO:

ONE WEST BANK, FSB

By:	/s/ Kenneth R. Horner
Name:	Kenneth R. Horner
Title:	Executive Vice President

I-2

EXHIBIT “A”

A-1

I-A-1